UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2017

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 3, 2017, Mr. James S. Balloun notified Invesco Mortgage Capital Inc. (the "Corporation") that he will retire from the Board of Directors of the Corporation ("Board") effective upon the adjournment of the Board meeting on November 2, 2017.
As previously announced, Ms. Karen Dunn Kelley will retire from the Board effective August 18, 2017 in connection with commencing service as the Under Secretary of Commerce for Economic Affairs.
(d) On August 8, 2017, the Board appointed Mr. Colin D. Meadows to serve as a director effective August 18, 2017.  Mr. Meadows, age 46, has served as chief administrative officer of Invesco Ltd. since 2006. In September 2008, he expanded his role with responsibilities for operations and technology. In April 2014, his role further expanded to head alternative investments for Invesco Ltd. Mr. Meadows is deemed an executive director since he is also an employee of our manager or one of its affiliates.  Executive directors do not receive compensation for serving on our Board and do not serve on any of the standing committees of the Board.  Mr. Meadows earned a B.A. in economics and English literature from Andrews University and a J.D. from Harvard Law School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Robert H. Rigsby.
Name:  Robert H. Rigsby
Title:    Vice President  and  Secretary

Date: August 8, 2017